                            AREA FRANCHISE AGREEMENT
                            ------------------------


    This Agreement by and between INTERNATIONAL HOUSE OF PANCAKES, INC., a Delaware corporation, successor in interest to THE INTERNATIONAL HOUSE OF PANCAKES COMMISSARY, (hereinafter referred to as "Franchisor") and FMS MANAGEMENT SYSTEMS, INC., a Florida corporation, successor in interest to ABE FINKEL and CORINNE FINKEL, A.J.A. CORPORATION, (hereinafter referred to as "Franchisee") is made with reference to the following facts:

         A. Franchisor has developed and is continuing to develop certain unique systems, products, methods, techniques and other trade secrets (hereinafter referred to as the "Systems") for operating restaurants selling pancakes and various other food products under the names "The International House of Pancakes" and "International House of Pancakes Restaurant" (hereinafter referred to as "IHOP"). The System, conducted in accordance with the provisions of this Agreement and Franchisor's Operations Manual, Operations Bulletins, and all notices, amendments and supplements relating thereto (collectively referred to herein as "Operations Bulletins") will enable such businesses to compete more effectively in their respective marketplaces;

         B. Franchisor now owns and hereafter will develop or purchase valuable trademarks, service marks, trade names, logotypes and other commercial symbols used to identify the System (hereinafter referred to as the "Trademarks"); and

         C. Franchisor or its predecessor in interest has granted to Franchisee or its predecessor in interest an exclusive franchise and license to operate and/or subfranchise International House of Pancakes restaurants within the area hereinafter described pursuant to an Area Franchise Agreement dated July 1, 1960, (hereinafter referred to as "Old Agreement"); and

         D. The parties now desire to modify the terms of the Old Agreement by terminating same and entering into a new agreement (hereinafter "Agreement") to use the System and Trademarks associated therewith in connection with the operation and/or subfranchising of IHOP restaurants within the area hereinafter described under the names "The International House of Pancakes" and "International House of Pancakes Restaurants" and Franchisor is willing to grant said Area Franchise under the terms and subject to the conditions hereinafter set forth.

     WHEREFORE, IT IS AGREED for and in consideration of Ten Dollars ($10.00) each to the other in hand paid, and for the mutual covenants and promises contained herein to the following:

                                       I

                               GRANT OF FRANCHISE

         1.01  Franchised Area.    Franchisor hereby grants to Franchisee, and
               ---------- ----
Franchisee hereby accepts, in accordance with the provisions of this Agreement and any ancillary documents pertaining hereto, an exclusive franchise and license to operate and/or to subfranchise the operation of International House of Pancakes restaurants within the following area of the United States:

         All Counties of the State of Florida and the Counties of Glynn, Wayne, Camden, Charlton, Decatur, Grady, Miller, Seminole, Thomas, Berrien, Brooks, Cook, Echols, Lanier, Lowndes, Appling, Atkinson, Bacon, Branskey, Clinch, Coffee, Jeff Davis, Pierce, and Ware, Georgia.

         1.02 Exclusive Territory.      So long as Franchisee faithfully
              --------- ---------
performs and observes each and all of the obligations and conditions to be performed and observed by Franchisee under or in connection with this Agreement, Franchisor, during the term of this Agreement, shall not own, operate, franchise or license any "International House of Pancakes" restaurant within that area described above (hereinafter "Franchised Area"). Franchisee acknowledges and agrees that Franchisor, or its direct or indirect parent, subsidiary, or affiliated corporations, may now or hereafter own, operate, franchise and license both within and without the Franchised Area other restaurants under different trademarks, and trade names, or service marks, including without limitation, Copper Penny Family Coffee Shop, and that such other restaurants offer products similar to those which are or may be offered by the Franchised Restaurants.

         1.03  Use of System. The franchise granted hereby is a license to use
               --- -- ------
and/or license others to use Franchisor's trade name, goodwill, and trade secrets in the operation of pancake specialty restaurants solely within the area specified herein and in strict compliance with the terms hereof. Nothing herein contained shall be construed so as to require Franchisor to divulge any secret processes, formulas, or ingredients, except pursuant to this Agreement. It is expressly agreed that the ownership of all right, title and interest in and to said trade name, goodwill, and trade secrets is and shall remain vested solely in Franchisor.

                                       II

                               TERM OF FRANCHISE


         2.01  Term.     The term of this Agreement shall commence on the date
               ----
hereof and shall terminate on June 30, 2010, unless otherwise terminated pursuant to the provisions of this Agreement, but shall be subject to extension or reduction of the term as provided in Section IV hereinbelow.

                                      III

                             SERVICES OF FRANCHISOR

         3.01 Disclosure of Procedures.  Franchisor will disclose to
              ---------- -- ----------
Franchisee its standard operating procedures and, in connection therewith, will furnish copies of all manuals, bulletins, instruction sheets, forms, etc.


         3.02 Training.  Franchisee acknowledges that it has previously
              ---------
undergone training conducted by Franchisor for the operation of an IHOP restaurant. If Franchisee shall require additional training for any of its personnel, Franchisor shall provide said training to be given at an IHOP restaurant or a training center designated from time to time by Franchisor. Franchisor will pay no compensation for any services performed by trainee during such training period and all expenses incurred by Franchisee or said trainee in connection with such training, including, but not limited to, air fare and other transportation costs, meals, lodging and other living expenses, shall be at the sole expense of the Franchisee, and Franchisee shall also pay Franchisor's then applicable training fee, which as of this date is Five Thousand Dollars ($5,000.00).

         3.03  Additional Assistance.  In  addition  to  the  foregoing,
               ---------- ----------
Franchisor shall provide Franchisee with additional assistance from the staff of Franchisor or its corporate affiliates upon Franchisee's request and subject to staff availability, at the then prevailing price per person, per day, as shall be specified from time to time in the Operations Bulletins, plus reasonable transportation and living expenses.

         3.04  Sale of Food Products and Supplies.  Franchisor shall either
               ---- -- ---- -------- --- --------
sell to Franchisee or make available to Franchisee through an authorized supplier, at standard prices and terms which shall be no higher nor more onerous than the prices and terms granted to any other area franchisee, for authorized distributor (but subject to Section 5.07 (a) below) all dry pancake mixes, and IHOP logo items including but not limited to imprinted paper goods, and custom patterned china, that Franchisee shall need for use in its own operations and for resale to or use by subfranchisees.

         3.05  Improvements.   All  improvements  made  by  Franchisor  in  its
               ------------
products, procedures or designs will be made available to Franchisee.

         3.06  Indemnification.    In the event that any third party makes any
               ---------------
claim, by suit or otherwise, against the Franchisee because of the Franchisee's use in accordance with this Agreement of the Trademarks, the Franchisee shall immediately notify the Franchisor in writing. After receipt of said notice, Franchisor shall promptly take such action as may be necessary to protect and defend Franchisee against any such claim, suit or demand, and Franchisor shall protect, indemnify and save Franchisee harmless from any loss, costs or expenses arising out of or relating to any such claim, demand, or suit. Franchisee shall have no right to settle, compromise, or litigate any such claim except in strict compliance with any specific directives provided by Franchisor relating to such specific claim. Franchisor shall have the right to defend, compromise or settle any such claim at Franchisor's sole cost and expense, using attorneys of its own choosing, and Franchisee agrees to cooperate fully with Franchisor in connection with the defense of any such claim.

                                       IV

                   FEES AND EXTENSIONS OR REDUCTIONS OF TERM


         4.01  Continuing Royalty.    For and in consideration of Franchisor's
               ---------- -------
execution and performance of this Agreement, Franchisee shall pay in United States Do1lars to Franchisor a Continuing Royalty equal to one percent (1%) of all Franchisee's monthly Gross Sales as hereinafter defined. Should the annual Continuing Royalty paid to Franchisor by Franchisee under this Agreement in respect of any fiscal year of Franchisee (commencing with Franchisee's fiscal year beginning October 1, 1987) be less than Three Hundred Thousand Dollars ($300,000.00) ("minimum Continuing Royalty") in respect of eighty-eight (88) International House of Pancakes Restaurants operated or subfranchised by Franchisee as of December 31, 1987, ("existing units"), Franchisee will lose one
(1) year of any extension of the term hereof earned by Franchisee pursuant to

Section 4.06 below; provided, however:

             (a) Franchisee can avoid any such loss of extension(s) earned pursuant to Section 4.06 below by paying to Franchisor within ninety (90) days of the end of its fiscal year the difference between Three Hundred Thousand Dollars ($300,000.00) and the amount of Continuing Royalty actually paid in respect of such fiscal year; and

             (b) the Three Hundred Thousand Dollar ($300,000.00) per annum minimum Continuing Royalty as stated above shall be reduced by the amount of the last full year's royalty paid in respect of any existing unit(s) lost as a result of condemnation, eminent domain, any government action, or unforeseeable "Acts of God;" and

             (c) there shall be no minimum Continuing Royalty whatsoever from and after October 1, 1997.

         4.02  Advertising Fee.     In addition to Franchisee's obligation to
               ----------- ---
pay a Continuing Royalty as set forth above, Franchisee shall pay to Franchisor, for national advertising and for the preservation, promotion and enhancement of the value of all franchises and goodwill attached thereto, a sum equal to one-quarter of one percent (.25%) of Franchisee's monthly Gross Sales as hereinafter defined.

         4.03  Payments.    Payments  of  said  Continuing  Royalty  and  the
               --------
Advertising Fee for each monthly period shall be due no later than forty-five
(45) days after the day ending the month in which such Gross Sales were earned. All such payments shall be accompanied by a statement in such form and detail as shall be from time to time required by Franchisor from its Franchisees, showing how such Continuing Royalty was computed for such month, and accompanied by a copy of Franchisee's monthly sales tax reports. All payments measured by Gross Sales shall be accompanied above by a statement of Gross Sales, itemized by restaurant location, certified to be correct by Franchisee.

         4.04  Definition of Gross Sales.    The term "Gross Sales," as used in
               ---------- -- ----- -----
this Agreement, shall mean the total revenues derived by Franchisee in and from all IHOP restaurants in the Franchised Area, operated by virtue of this Agreement whether operated by Franchisee or a subfranchisee (which restaurants are hereinafter referred to as "Franchised Restaurants"), whether for cash sales of food and other merchandise or otherwise (whether or not payment is received therefor), or charge sales thereof, or revenues from any source arising out of the operation of the Franchised Restaurants, deducting therefrom: (a) all refunds and allowances, if any; (b) any sales or excise taxes which are separately stated and which the Franchisee or its subfranchisees collects from customers and pays to any federal, state or local taxing authority; and (c) any amounts deposits in any vending machines or pay telephones which are located in or about the Franchised Restaurants.

         4.05  Records.
               -------

             (a) Franchisee or its subfranchisees shall record all sales on individual machine serial numbered guest checks and shall keep and maintain accurate records thereof. Franchisee shall cause all such sales to be registered upon a nonresettable cash register of the type specified by Franchisor, having a lock-in running total, and shall, at any time, at Franchisor's sole discretion, provide to Franchisor or its authorized representatives, a key to permit reading of the running total of the cash register.

             (b) Franchisee shall keep and preserve for a period of not less than thirty-six (36) months after the end of each calendar year or any longer period as may be required by applicable law, all business records, including, but not limited to, cash register tape readings, standardized numbered guest checks, sales tax or other tax returns, bank books, and other evidence of Gross Sales and business transactions for such year. Franchisor shall have the right at any time, notwithstanding the terms contained in Paragraph 5.04, to enter Franchisee's or its subfranchisees' premises to inspect, audit and make or request copies of books of account, bank statements, documents, records, tax returns, papers and files of Franchisee relating to Gross Sales and business transacted and, upon request by Franchisor, Franchisee shall make any such materials available for inspection at Franchisee's premises. If Franchisor should cause an audit to be made and the Gross Sales and business transacted as shown by Franchisee's statements should be found to be understated by any amount, Franchisee shall immediately pay to Franchisor the additional amount payable as shown by such audit, plus interest thereon at the highest rate of interest allowed by law, and if they are found to be understated by two percent (2%) or more, Franchisee shall also immediately pay to Franchisor the cost of such audit; otherwise, the cost of the audit shall be paid by Franchisor. If

Franchisee should at any time cause an audit of Franchisee's business or any IHOP restaurant operated by Franchisee or any subfranchisee of Franchisee to be made by a public accountant, Franchisee shall furnish the Franchisor with a copy of said audit, without any cost or expense to the Franchisor.

             (c) Franchisee agrees to allow Franchisor access to the state, federal and local income tax returns of the Franchisee and Franchisee hereby waives any privilege pertaining thereto.

             (d) Within forty-five (45) days after the expiration of each three
(3) month period, franchisee shall furnish Franchisor with Franchisee's unaudited profit and loss statement for such quarter and within one hundred eighty (180) days after the end of each fiscal year, Franchisee shall furnish Franchisor with an audited profit and loss statement and balance sheet of Franchisee for such fiscal year. All such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles ("GAAP") consistently applied from applicable period to period and shall be certified by Franchisee's Chief Executive Officer or Chief Financial Officer, as being true and correct, and as being prepared in accordance with GAAP consistently applied from applicable period to period. All such financial statements shall all comply with any specific requirements as Franchisor may from time to time designate. Franchisee hereby irrevocably consents to Franchisor's use of said financial statements, at Franchisor's election, in Franchisor's offering circular for the offer and sale of franchises.

         4.06  Extensions of Term:   For each International House of Pancakes
               ------------------
Restaurant (in excess of the eighty-eight (88) International House of Pancakes Restaurants operated or subfranchised by Franchisee as of December 31, 1987,) opened for operation, directly or through a subfranchisee, by Franchisee from and after the date of execution hereof through June 30, 1993, two (2) years shall be added to the term hereof. For each such restaurant opened for operation, directly by Franchisee or through a subfranchisee, by Franchisee for the period beginning July 1, 1993, and ending June 30, 2003, a period of one (l} year shall be added to the term hereof. For each such unit opened for operation, directly or through a subfranchisee, by Franchisee from and after July 1, 2003, a period of six (6) months shall be added to the term hereof. Additionally, in respect of a net of five (5) units which were added to the

International House of Pancakes Restaurants operated or subfranchised by Franchisee for the period from January 1, 1987, through December 31, 1987, a period of five (5) years shall be and is hereby added to the term hereof.

                                       V

                           DUTIES OF FRANCHISEE


         5.01  Compliance with Laws and Operations Bulletins.   Franchisee
               ---------- ---- ---- --- ---------- ---------
shall, and shall cause its subfranchisees to, operate the Franchised Restaurants in strict compliance with all applicable laws, rules and regulations of duly constituted governmental authorities and in strict compliance with the standard procedures, policies, rules and regulations established by Franchisor and incorporated herein, or in Franchisor's Operations Bulletins. Such standard procedures, policies, rules and regulations established by Franchisor may be revised from time to time as circumstances warrant, and may exist from time to time as though they were specifically set forth in this Agreement, and when incorporated in Franchisor's Operations Bulletins, the same shall be deemed incorporated herein by reference. By way of illustration and without limitation, such standard procedures, policies, rules and regulations may or will specify accounting records and information, payment procedures, specifications for required supplies and purchases, including Trademarked Products, hours of operation (which may vary from location to location), advertising and promotion, cooperative programs, specifications regarding required insurance, minimum standards and qualifications for employees, design and color of uniforms, menu items, methods of production and food presentation, including the size and serving thereof, standards of sanitation, maintenance and repair requirements, specifications of furniture, fixtures and equipment, flue cleaning, and fire prevention service, appearance and cleanliness of premises, accounting and inventory methods and controls, forms and reports, and in general will govern all matters that, in Franchisor's judgment, require standardization and uniformity in all IHOP restaurants. Franchisor will furnish Franchisee with Franchisor's current Operations Bulletins upon the execution of this Agreement. Said Operations Bulletins and all notices, amendments and supplements relating thereto shall at all times remain the property of Franchisor. Upon termination or expiration of this Agreement, Franchisee shall deliver all copies of said Operations Bulletins to Franchisor. Franchisee further acknowledges that said

Operations Bulletins contain trade secrets of Franchisor and Franchisee shall, and shall cause its subfranchisees to, at all times maintain as confidential the contents of said Operations Bulletins. Franchisee shall not, and shall not permit subfranchisees to, vary any of such standard procedures without Franchisor's prior written consent. If a variance is required, on account of local conditions or otherwise, such consent will not be unreasonably withheld.

         5.02  Subfranchisees.  From and after the date of execution hereof, all
               --------------
agreements between Franchisee and its subfranchisees shall be made expressly subject to the provisions of this Agreement, including the right of Franchisor to terminate for cause. Franchisee shall deliver to Franchisor a true copy of each such agreements when it is executed. In addition, Franchisee shall deliver to Franchisor a true copy of each Franchise Offering Circular prepared by Franchisee for its prospective subfranchisees.

         5.03  Location.  Franchisee shall keep Franchisor currently informed as
               --------
to the location of each restaurant operated or subfranchised.

         5.04  Inspection.   Franchisee expressly authorizes Franchisor and its
               ----------
authorized agents and representatives to enter any IHOP restaurant in the Franchised Area, to inspect the premises, fixtures, furnishings, equipment, books, and records of any restaurant operated by Franchisee or any of its subfranchisees at any time said restaurant is open for business, without notice, and to examine and inspect the operations in all respects to determine compliance with this Agreement and with Franchisor's Standard Operating Procedures, rules, policies, and regulations. All records, including cash register readings, relating to Gross Sales shall be preserved for at least three
(3)  years.

              Franchisee shall inspect the operations of its subfranchisees at frequent intervals, and shall take such action, including legal proceedings, as may be necessary to correct any breach or nonconformity with Franchisor's standard procedures, policies, rules or regulations.

         5.05  Indemnification of Franchisor.  Franchisee shall indemnify
               --------------- -- ----------
Franchisor and hold it harmless from any claims, demands, causes of action, costs or expenses of any kind arising out of any act or omission of Franchisee or of any of its subfranchisees.

         5.06  Sales and Service of Food Products.  Franchisee and its
               ----- --- ------- -- ---- --------
subfranchisees shall sell, serve and dispense only those items and products as shall be designated by Franchisor in the Operations Bulletins. In connection therewith, the parties agree that Franchisor may, from time to time, recommend or suggest the prices to be charged by Franchisee or its subfranchisees for each menu item sold or offered at IHOP restaurants; and, for purposes of economy and cost saving to those Franchisees who elect to follow such recommendations, may cause the production of prepriced menus and standardized numbered guest checks which Franchisor shall offer for sale to Franchisee. Such recommended or suggested prices are not binding in any respect upon Franchisee or its subfranchisees, and Franchisee and its subfranchisees are and shall be at all times, free to charge prices entirely of its or their own choosing, regardless of whether the same do or do not conform to the recommended or suggested prices. Franchisee and its subfranchisees shall not be required to use or to purchase any prepriced menus or prepriced standardized number guest checks, and shall be entirely free to procure menus and standardized numbered guest checks with prices of its or their own choosing; provided, however, that such menus and standardized numbered guest checks shall, in all respects except as to prices, strictly comply with the specifications therefor contained in the Operations Bulletins.

         5.07  Required Purchases of Proprietary Products.
               -------- --------- -- ----------- --------

             (a) Franchisee and its subfranchisees shall purchase only from Franchisor (if offered directly to Franchisees by Franchisor) or from Franchisor approved distributors who have purchased such products from Franchisor, all of their requirements for buckwheat flour, waffle mix, egg batter, buttermilk mix, and such other future products as may then be required by Franchisor, all of which embody and shall embody secret formulas owned by the Franchisor (collectively referred to as "Required Products"). Franchisor shall not charge Franchisee a price (exclusive of freight charges) in excess of that charged approved distributors for required products, provided that geographic price differences cannot be invoked to reduce Franchisor's net profit in respect of required products.

             (b) For purposes of insuring consistency and uniformity of product, Franchisee and its subfranchisees shall purchase only from Franchisor (if offered directly to Franchisees by Franchisor) or from Franchisor designated suppliers, all of their requirements for coffee. Further, Franchisee or its subfranchisees shall purchase only such blends of coffee as Franchisor shall from time to time designate.

         (c) Except as provided in Paragraphs 5.07(a) and (b), Franchisee and its subfranchisees shall purchase for use in the operation of the Franchised Restaurants certain products which bear IHOP Trademarks that may include, as provided in the Operations Bulletins, dishware, silverware, napkins, placemats, coasters and other items (herein referred to as "Trademarked Products"). All such required Trademarked Products shall comply with the specifications set forth in the Operations Bulletins. Franchisee or its subfranchisees may purchase Trademarked Products from Franchisor, if made available by Franchisor, suppliers designated by Franchisor, or suppliers chosen by Franchisee as provided in Paragraph 5.08 below, provided such suppliers execute a royalty free trademark license in a form reasonably satisfactory to the Franchisor.

         5.08  Compliance with Franchisor's Specifications.
               ---------- ---- ------------ --------------

             (a) All food products, services, supplies, equipment, and materials, including standardized numbered guest checks and menus, permitted or required to be used in the operation of the Franchised Restaurants shall be in full compliance with the specifications set forth in the Operations Bulletins and, excepting only those items referred to in Paragraphs 5.07 (a) and (b), shall be purchased and procured by Franchisee and its subfranchisees from Franchisor (if offered by Franchisor), or from suppliers designated by Franchisor, or from suppliers selected by Franchisee and not disapproved in writing by Franchisor. With respect to each supplier designated by Franchisor, such suppliers shall only be those who have demonstrated, to the reasonable satisfaction of Franchisor, (i) the ability to supply a product meeting the specifications of Franchisor, (ii) reliability with respect to the quality of product or service, and (iii) willingness and agreement to permit Franchisor to make periodic inspections, reasonable in respect of frequency, time and manner of inspection, to assure continued conformity to specifications.

         (b) In the event that Franchisee or any of its subfranchisees should desire to procure any food product other than those described in Paragraphs 5.07(a) and (b), service, supply, equipment, or material from any supplier other than Franchisor or a supplier designated by Franchisor, Franchisor shall, upon request of Franchisee, furnish to Franchisee specifications, by established brand name wherever possible, for all such times. Franchisee shall deliver written notice to Franchisor of its desire to do so, which notice shall identify the name and address of such supplier and the items desired to be purchased from such supplier. Should Franchisor not deliver to Franchisee, within ten (10) days after its receipt of such notice, a written statement of disapproval with respect to such supplier, it shall be deemed that such supplier is approved by Franchisor as a supplier of the goods described in the notice until such time as Franchisor may subsequently withdraw such approval. Franchisor shall be entitled to disapprove or to subsequently withdraw its approval of any supplier selected by Franchisee only upon the ground that such supplier has failed to meet one or more of the requirements hereinabove set forth. Once Franchisee has delivered a notice of its desire to purchase the specified items from any such supplier, it shall be entitled to purchase same from such supplier until it shall have received a timely statement of disapproval from Franchisor; provided, however, that should Franchisee designate a supplier in any such notice who shall previously have been disapproved by Franchisor, it shall not be permitted to purchase from such supplier unless and until the ten (10) day period from delivery of such notice shall have expired without delivery from Franchisor of a statement of disapproval.

         (c) In some instances, the Franchisor's specifications may be such that only a single supplier or a limited number of suppliers can meet such specifications. With respect to such products, Franchisee shall purchase such products only from the source or sources designated by Franchisor.

         5.09  Insurance.
               ---------

             (a) Franchisee agrees to procure and maintain at Franchisee's or its subfranchisees' expense during the term hereof, policies of liability insurance meeting minimum standards, coverages, and limits and insuring Franchisee or its subfranchisees against the insurable risks prescribed in Franchisor's Operations Bulletins. All such policies of liability insurance shall name Franchisor and such other nominees of Franchisor as it may designate as additional insureds, as their interests may appear.

             (b) If Franchisee fails or refuses to purchase insurance conforming to the requirements prescribed by the Operations Bulletins, Franchisor may but shall not be obligated to obtain, through agents and insurance companies of its own choosing, such insurance as is necessary to meet such requirements. Payments for such insurance shall be borne by Franchisee. Nothing herein shall be construed or deemed to impose any duty or obligation on Franchisor to obtain such insurance or as an undertaking or representation by Franchisor that such insurance as may be obtained by Franchisee or by Franchisor for Franchisee will insure Franchisee against any or all insurable risks of loss which may or can arise out of, or in connection with the Franchised Restaurants. Franchisee may obtain such other or additional insurance as Franchisee deems proper in connection with the operation of its business.

         5.10  Taxes.  Franchisee agrees to pay and to cause its subfranchisees
               -----
to pay in full any and all city, county, state and federal taxes arising in connection with or levied or assessed by any of said governmental bodies in connection with all or any part of this Agreement, or the operation of any IHOP restaurant in the Franchised Area, or all or any of the merchandise and assets being sold hereunder, promptly when due, and prior to any delinquency.

                                       VI

                                   TRADEMARKS


         6.01  Nature of Grant.  Franchisor hereby grants to Franchisee and its
               ------ -- -----
subfranchisees, and Franchisee hereby accepts, the right, during the term hereof, upon the terms and conditions contained herein, to use and display IHOP service marks, Trademarks, trade names and insignia and the labels and designs pertaining thereto (herein called the "Trademarks"), and to use Franchisor's trade secrets, formulae, processes, methods of operation and goodwill, but only in connection with the retail sale at IHOP restaurants in the Franchised Area of those items contained on the standard menu of IHOP restaurants as established in the Operations Bulletins from time to time. Nothing herein shall give Franchisee or its subfranchisees any right, title or interest in or to said service marks, Trademarks, trade names, insignia, labels or designs, trade secrets, formulae, processes, methods of operation or goodwill, or any of the same except a mere privilege and license, during the term hereof, to display and use the same according to the foregoing limitations and upon the terms, covenants and conditions contained herein. Upon the expiration or termination of this Agreement for any reason, Franchisee and its subfranchisees shall deliver and surrender up to Franchisor each and all manuals, bulletins, instruction sheets, forms, marks, devices, and Trademarks, and shall not thereafter use any of the same or any such trade secrets, formulae, processes, methods of operation, goodwill, or any of them; provided Franchisor shall purchase from Franchisee and its subfranchisees at a price equal to Franchisee's book value, consisting of Franchisee's cost therefor less depreciation computed in accordance with GAAP, paper goods, dishes, and other similar, small items of personal property purchased by Franchisee and its subfranchisees in the ordinary course of their business which are, in Franchisor's reasonable judgment, in good, usable condition, and which bear any Trademarks of Franchisor. Franchisee acknowledges that the material and information now and hereafter provided or revealed to it pursuant to this Agreement are revealed in confidence and Franchisee expressly agrees to keep and respect the confidence so reposed. Nothing herein contained shall be construed so as to require Franchisor to divulge any secret processes, formulae or ingredients. Franchisor expressly reserves all rights with respect to IHOP's goods, products, Trademarks, trade secrets, formulae, processes, ingredients and methods of operation, except as may be expressly granted to Franchisee herein.

         6.02  Acts in Derogation of Franchisor's Trademark.
               ---- -- ---------- -- ------------ ---------

              (a) Franchisee agrees that, as between Franchisor and Franchisee, the Trademarks of Franchisor are the sole and exclusive property of Franchisor and Franchisee now asserts no claim and will hereafter assert no claim to any goodwill, reputation or ownership thereof by virtue of Franchisee's licensed use thereof. Franchisee agrees that it will not do or permit any act or thing to be done in derogation of any of the Franchisor's rights in connection with the same, either during the term of this Agreement or thereafter, and that it will use same only for the uses and in the manner licensed hereunder and as herein provided.

              (b) From and after the date of execution hereof, Franchisee shall not use, or permit the use by subfranchisees, as part of the name of any Franchisee or subfranchisee corporation, the phrases "IHOP," "International House of Pancakes," "House of Pancakes," or any phrase or combination of words confusingly similar thereto.

         6.03  Prohibition Against Disputing Franchisor's Rights.   Franchisee
               ----------- ------- --------- ------------ ------
agrees that it will not, during or after the term of this Agreement, in any way, dispute or impugn the validity of the Trademarks licensed hereunder, or the rights of Franchisor thereto, or the right of Franchisor and other franchisees of Franchisor to use the same both during the term of this Agreement and thereafter.

         6.04  Use of Franchisor's Name.    Franchisee agrees that the
               --- -- ------------ -----
restaurants herein franchised shall be named the "International House of Pancakes" or "International House of Pancakes Restaurant," as specified by Franchisor, without any suffix or prefix attached thereto and all signs, advertising and slogans will only bear the name "International House of Pancakes," or "International House of Pancakes Restaurant," or such other Trademarks as Franchisor may hereafter specify in its Operations Bulletins. Franchisee shall and shall cause its subfranchisees to use Franchisee's or its subfranchisees' correct name on all invoices, orders, vouchers, checks, letterheads, and other similar materials, identifying the franchise as being a franchise of Franchisor which is independently owned and operated by Franchisee or its subfranchisee(s).

         6.05  Relationship of Franchisee to Franchisor.   It is expressly
               ------------ -- ---------- -- ----------
agreed that the parties intend by this Agreement to establish between Franchisor and Franchisee the relationship of Franchisor and Franchisee, and that it is not the intention of either party to undertake a joint venture or to make Franchisee or any of its subfranchisees in any sense an agent, partner, employee or affiliate of Franchisor. It is further agreed that Franchisee has no authority to create or assume in Franchisor's name or on behalf of Franchisor any obligation, express or implied, or to act or purport to act as agent or representative on behalf of Franchisor for any purpose whatsoever.

                                      VII

                                   ASSIGNMENT


         7.01  Assignment by Franchisee.  Franchisee shall have the right to
               ---------- -- ----------
assign this Agreement, entirely or partially, to any party only with the prior written consent of Franchisor, which shall not be unreasonably withheld. Any sale, assignment or other transfer in the aggregate of more than forty-nine percent (49%) of the stock of Franchisee shall be deemed an assignment hereunder, except that transfers among CORINNE FINKEL, LESLIE FREEDMAN, NATHAN FINKEL and MARTIN B. FREEDMAN and their children shall not be prohibited.

                                     VIII

                              REMEDIES FOR BREACH


         8.01  Strict Performance.  Franchisee acknowledges that strict
               ------ -----------
performance of all of the terms of this Agreement is necessary not only for the protection of Franchisor but also for the protection of all operators of International House of Pancakes Restaurants. It is therefore agreed that strict and exact performance by Franchisee of each of its promises, covenants, and obligations hereunder is a condition precedent to the continuance of this franchise.

         8.02  Right of Termination After Notice of Default.   If Franchisee
               ----- -- ----------- ----- ------ -- -------
shall be in default in the performance of any of the terms of this Agreement, and such default shall not be cured within thirty (30) days after it shall be determined that there is a default as hereinafter provided, or if bankruptcy, debtor, or insolvency proceedings are commenced by or against Franchisee, or if Franchisee makes an assignment for benefit of creditors, or if a receiver is appointed to take possession of the business of Franchisee, or if Franchisee transfers a substantial part of its business voluntarily without Franchisor's consent or involuntarily, then in any such event, in addition to all other remedies it may have at law or in equity, Franchisor may terminate this Agreement.

         8.03  Franchisee's Obligations Upon Termination.  Upon termination of
               ------------ ----------- ---- -----------
this Agreement, whether by lapse of time, default, or other cause, Franchisee shall immediately discontinue all use of Franchisor's trade name, trade secrets, and procedures, shall assign to Franchisor all rights (excluding those in equipment, tangible personal property and real estate holdings) it may have in or to its Agreements with its subfranchisees, shall remove from its own restaurants, at its sole cost and expense, all signs, decor and decoration characteristic of Franchisor's operations, and shall not thereafter operate or do business under any name or in any manner that might tend to give the general public the impression that it is dispensing, selling, or serving any of Franchisor's products, or that it is operating a restaurant similar to an "International House of Pancakes." Franchisee expressly recognizes and acknowledges the right of Franchisor at its election and in addition to all other remedies, to obtain a permanent injunction to enforce the foregoing provisions.

         Expiration or termination of this Agreement shall be without prejudice to the rights of Franchisor against Franchisee, nor shall such expiration or termination relieve Franchisee of any of its obligations to Franchisor existing at the time of expiration or termination.

         8.04 Form of Notice.   A default by Franchisee shall be determined in
              ---- -- ------
the following manner: Franchisor shall give notice, in writing, to Franchisee of any claimed default in the performance of this Agreement. Franchisee shall perform the work required or otherwise comply with Franchisor's demands within thirty (30) days after the mailing of such written notice. If the default shall be other than in the payment of money, and if it shall be of such a nature that it cannot reasonably be cured within said thirty (30) day period, then Franchisee shall commence to cure said default within said thirty (30) day period and shall diligently proceed to do such acts as may be necessary to cure said default. If Franchisee shall in good faith believe that it is not in default as claimed by Franchisor, it shall within said thirty (30) day period proceed to initiate an arbitration proceeding as provided in Article IX hereof. If Franchisee shall neither cure the default nor initiate arbitration within the period aforementioned, then the existence of the default shall be deemed conclusively determined. If Franchisee shall initiate arbitration, the default shall not be deemed determined until the arbitration shall have been completed and the Franchisee shall have failed to perform the arbitrator's award in the time specified by the arbitrator.

         8.05 Conformity With Laws.  If any law or regulation by any competent
              ---------- ---- ----
authority with jurisdiction over this Agreement shall limit Franchisor's rights of termination or require a longer or different notice than that specified in this Article VIII, same shall be deemed amended to conform with the minimum requirements of such law or regulation.

                                      IX

                           ARBITRATION AND REMEDIES


         9.01  Arbitration.   Any controversy or claim arising out of or
               -----------
relating to this Agreement, or any agreement relating thereto, or any breach of this Agreement including without limitation any claim that this Agreement or any portion thereof is invalid, illegal or otherwise voidable, shall be submitted to arbitration before and in accordance with the rules of the American Arbitration Association provided that the jurisdiction of the arbitrators shall be limited to a decision rendered pursuant to California common and statutory law and judgment upon the award may be entered in any court having jurisdiction thereof; provided, however, that this clause shall not limit Franchisor's right to obtain any provisional remedy, including without limitation injunctive relief or similar relief, from any court of competent jurisdiction, as Franchisor deems to be necessary or appropriate in Franchisor's sole subjective judgment, to compel Franchisee to comply, or to prohibit Franchisee's noncompliance, with its obligations hereunder, or to protect the Trademarks or other property rights of Franchisor. Franchisor may, as part of such action or proceeding, seek damages, costs and expenses caused to or incurred by it by reason of the act or action or nonaction of Franchisee which caused Franchisor to institute such action or proceeding. The institution of any such action or proceeding by Franchisor shall not be deemed a waiver on its part to institution of an arbitration proceeding pursuant to the provisions of this Article.


                                       X

                          RIGHT TO CURE DEFAULTS


         10.01  General.  In addition to all other remedies herein granted, if
                -------
Franchisee shall default in the performance of any of its obligations or breach any term or condition of this Agreement or any related agreement, Franchisor may, at its election, immediately or at anytime thereafter, without waiving any claim for breach hereunder and without notice to Franchisee cure such default for the account and on behalf of Franchisee, and the cost to Franchisor thereof shall be due and payable on demand and shall be deemed to be additional compensation due to Franchisor hereunder and shall be added to the amount of compensation next accruing hereunder, at the election of Franchisor.

                                      XI

                              SERVICE OF PROCESS


         11.01  General.  Franchisee, by the execution and delivery hereof,
                -------
hereby irrevocably authorizes and confers power on The Prentice Hall Corporation System, Inc., at Los Angeles, California, to accept in the name and on behalf of Franchisee service of process issued in any action or proceeding instituted against Franchisee by Franchisor pertaining directly or indirectly to this Agreement or any matter arising therefrom. A copy of any such process shall be mailed to Franchisee by registered mail. Time to answer shall be according to California law.

                                      XII

                       OBLIGATIONS UPON TERMINATION


         12.01  General.  In the event of the termination or expiration of this
                -------
Agreement for whatever reason, the Franchisee and its subfranchisees shall forthwith discontinue the use of the Franchisor's Trademarks and shall not thereafter operate or do business under any name or in any manner that might tend to give the general public the impression that they are either directly or indirectly associated, affiliated, franchised or licensed by or related to, the IHOP restaurant system, and shall not, either directly or indirectly, use any name, logotype, symbol or format confusing similar to the IHOP Trademarks or formats. In addition, since Franchisor's restaurants have a distinctive color scheme, Franchisee shall promptly upon demand by Franchisor repaint or cause its subfranchisees to repaint the IHOP restaurants, if Franchisee retains control thereof, in a different color scheme. Further, upon such expiration or termination, the Franchisee and its subfranchisees shall not, either directly or indirectly, for any purpose whatsoever, use any of the Franchisor's trade secrets, procedures, techniques, or materials acquired by the Franchisee by virtue of the relationship created by this Franchise Agreement, including, but without limitation, (a) recipes, formulae and descriptions of food products; (b) the Operations Bulletins and all manuals, bulletins, instruction sheets, and supplements thereto; (c) all forms, advertising matter, marks, devises, insignias, slogans and designs used from time to time in connection with IHOP restaurauts; and (d) all copyrights, Trademarks and patents now or hereafter applied for or granted in connection with the operation of IHOP restaurants.

                                      XIII

                                NON-COMPETITION


         13.01  General.   Franchisee  shall  not  during  the  term of  this
                -------
Agreement, or any extension or renewal thereof, directly or indirectly, own, operate, control or have any financial interest in any pancake house or coffee shop with more than three (3) varieties of pancakes and shall devote its best efforts to the International House of Pancakes restaurant system. The foregoing prohibition shall not apply to ownership by Franchisee of less than three percent (3%) of the issued and outstanding stock of any company whose shares are listed for trading over any public exchange or over-the-counter market and whose business includes the owning, operating, or franchising of pancake houses, or coffee shops, with more than three (3) varieties of pancakes, provided Franchisee does not control any such company. Franchisee also agrees that it will not at any time communicate, divulge, or use for the benefit of itself or any other person or entity, other than in the course of conduct of the restaurant franchised hereunder, any information or knowledge which it may have acquired in connection with the operation of the Franchised Restaurants, and that it will not do any act prejudicial or injurious to the business or goodwill of Franchisor, or any other IHOP franchisee.


                                      XIV

                            INDEMNITY BY FRANCHISEE


         14.01  General.  Franchisee agrees to defend, indemnify and hold
                -------
Franchisor harmless from and against any and all claims, demands, losses, damages, costs, liabilities and expenses (including, but not limited to, attorneys' fees and costs of suit) of whatever kind or character, on account of any actual or alleged loss, injury or damage to any person, firm or corporation or to any property arising out of or in connection with the operation of the Franchised Restaurants.

                                       XV

                               ENTIRE AGREEMENT


         15.01  General.   This Agreement contains all of the terms and
                -------
conditions agreed upon by the parties hereto with reference to the specific subject matter hereof; provided, however, that for purposes of default, with respect to any other agreements relating hereto, which were entered into prior to, contemporaneously with, or subsequent to the date hereof between Franchisee and Franchisor, or between Franchisee and third parties, any material default thereof shall also be a material breach of this Agreement. No officer or employee or agent of Franchisor has any authority to make any representation or promise not contained in this Agreement, and Franchisee agrees that it has executed this Agreement without reliance upon any such representation or promise. This Agreement cannot be modified or changed except by written instrument expressly referring to this Agreement, signed by all of the parties hereto.

                                      XV

                                  SEVERABILITY


     16.01  General.     Nothing contained in this Agreement shall be construed
            -------
as requiring the commission of any act contrary to law. Whenever there is any conflict between any provisions of this Agreement or the Operations Bulletins and any present or future statute, law, ordinance, regulation, or judicial decision, contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provision of this Agreement or the Operations Bulletins thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. In the event that any part, Article, paragraph, sentence or clause of this Agreement or the Operations Bulletins shall be held to be indefinite, invalid or otherwise unenforceable, the indefinite, invalid or unenforceable provision shall be deemed deleted, and the remaining part of the Agreement shall continue in full force and effect, unless said provision pertains to the payment of fees, pursuant to Article IV hereof, in which case this Agreement shall, at Franchisor's option, terminate.

                                     XVII

                               WAIVER AND DELAY


         17.01  General.  No waiver by Franchisor of any breach or series of
                -------
breaches or defaults in performance by Franchisee and no failure, refusal or negiect of Franchisor either to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of Franchisee's obligations under this Agreement or the Operations Bulletins, shall constitute a waiver of the provisions of this Agreement or the Operations Bulletins with respect to any prior, concurrent or subsequent breach thereof or a waiver by Franchisor of its rights at any time thereafter to require exact and strict compliance with the provisions thereof.

                                     XVIII

                             SURVIVAL OF COVENANTS


         18.01  General.  The covenants contained in this Agreement which by
                -------
their terms require performance by the parties after the expiration or termination of this Agreement shall be enforceable notwithstanding said expiration or other termination of this Agreement for any reason whatsoever.

                                      XIX

                            SUCCESSORS AND ASSIGNS


         19.01  General.  This Agreement shall be binding upon and inure to the
                -------
benefit of the successors and assigns of the Franchisor and shall be binding upon and inure to the benefit of the Franchisee and its or their respective heirs, executors, administrators, successors and assigns, subject to the restrictions on assignment contained herein.

                                       XX

                       JOINT AND SEVERAL LIABILITY


         20.01  General.  If the Franchisee consists of more than one person or
                -------
entity, or a combination thereof, the obligations and liabilities of each such person or entity to the Franchisor are joint and several.

                                      XXI

                                 GOVERNING LAW


         21.01  General.  This Agreement and the legal relations among the
                -------
parties hereto shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflict of laws.

                                      XXII

                                  COUNTERPARTS

         22.01  General.  This Agreement may be executed in any number of
                -------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                                     XXIII

                               FEES AND EXPENSES


         23.01  General.  Should any party hereto commence any action or
                -------
proceeding for the purpose of enforcing, or preventing the breach of, any provision hereof, whether by arbitration, judicial or quasi-judicial action or otherwise, or for damages for any alleged breach of any provision hereof, or for a declaration of such party's rights or obligations hereunder, or commence any appeal therefrom, then the prevailing party shall be reimbursed by the losing party for all costs and expenses incurred in connection herewith, including, but not limited to, reasonable attorneys' fees for the services rendered to such prevailing party.

                                      XXIV

                                    NOTICES


         24.01  General.  All notices which Franchisor is required or may desire
                -------
to give to Franchisee under or in connection with this Agreement may be delivered to Franchisee or may be sent by certified or registered mail, postage prepaid, addressed to Franchisee at 2655 N. E. 189th Street, North Miami Beach, Florida 33180, Attention: Chief Operating Officer.

         All notices which Franchisee is required or may desire to give to Franchisor under or in connection with this Agreement, must be sent by certified or registered mail, postage prepaid, addressed to Franchisor as follows:

                 General Counsel
                 International House of Pancakes, Inc.
                 6837 Lankershim Boulevard
                 North Hollywood, California    91605

         The addresses herein given for notice may be changed at any time by either party by written notice given to the other party as herein provided. Notices shall be deemed effective five (5) days after deposit in the United States mails.

                                      XXV

                            SUBMISSION OF AGREEMENT


         25.01  General.   The submission of this Agreement does not constitute
                -------
an offer, and this Agreement shall become effective only upon the execution thereof by the Franchisor and the Franchisee. THIS AGREEMENT SHALL NOT BE BINDING ON THE FRANCHISOR UNLESS AND UNTIL IT SHALL HAVE BEEN ACCEPTED AND SIGNED BY AN AUTHORIZED OFFICER OF THE FRANCHISOR. THIS AGREEMENT SHALL NOT BECOME EFFECTIVE UNTIL AND UNLESS THE FRANCHISEE SHALL HAVE RECEIVED A FRANCHISE OFFERING CIRCULAR IN SUCH FORM AND MANNER AS MAY BE REQUIRED UNDER OR PURSUANT

TO APPLICABLE LAW.

    IN WITNESS WHEREOF, the Franchisor and the Franchisee have caused this Agreement to be executed as of the day and year written below.


WITNESSES:                             FRANCHISOR

                                       INTERNATIONAL HOUSE OF PANCAKES, INC.
/s/ Catherine P. Celano                a Delaware corporation
---------------------------
                                       BY: /s/ Richard K. Herzer
/s/ Joseph J. London                       -----------------------------
---------------------------                RICHARD K. HERZER

                                       Its:  President  Date: 4-27-88
                                                             ----------

                                       ATTEST: /s/ Larry Kay
                                              -------------------------
                                              LARRY KAY, SECRETARY

                                               (CORPORATE SEAL)


   I HEREBY ACKNOWLEDGE THAT AT MY FIRST PERSONAL MEETING WITH FRANCHISOR, AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE DATE THAT I HAVE EXECUTED THIS AGREEMENT, OR HAVE PAID ANY CONSIDERATION THEREFOR, I RECEIVED, AND HAVE SINCE READ, THE FRANCHISOR'S UNIFORM FRANCHISE OFFERING CIRCULAR; I HEREBY ALSO ACKNOWLEDGE THAT I RECEIVED A COMPLETELY PREPARED COPY OF THIS AGREEMENT MORE ThAN FIVE (5) BUSINESS DAYS PRIOR TO THE DATE I HAVE EXECUTED SAME.

WITNESSES:                             FRANCHISEE

                                       FMS MANAGEMENT SYSTEMS, INC.


/s/ Charlene A. Kirsch                 BY: /s/ Nathan Finkel
---------------------------               ------------------------------
                                            NATHAN FINKEL
/s/ Valerie A. Slaughter
---------------------------            Its:  Vice President  Date: May 5, 1988
(As to NATHAN FINKEL)                                              -----------

                                       BY: /s/ Martin B. Freedman
                                          ------------------------------
                                            MARTIN B. FREEDMAN

                                       Its:  Vice President  Date: May 5, 1988
                                                                  -------------
/s/ Charlene A. Kirsch
----------------------------

/s/ Valerie A. Slaughter               ATTEST: /s/ Mary DeJesus
----------------------------                  ---------------------------------
(As to Martin B. Freedman)                    MARY DEJESUS, Assistant Secretary

                                              (CORPORATE SEAL)